Mysk Orlando Growth Fund LLC

(a Delaware limited liability company)

Form C

Disclosures in Reg CF Offering

April 22, 2024

EXHIBIT A:	RISKS OF INVESTING
EXHIBIT B:	INVESTMENT AGREEMENT
EXHIBIT C:	LLC AGREEMENT
EXHIBIT D:	FINANCIAL STATEMENTS
EXHIBIT E:	BACKGROUND CHECKS
EXHIBIT F:	TESTING THE WATERS MATERIAL
EXHIBIT G:	PER FORMA FINANCIAL PROJECTIONS
EXHIBIT H:	PRICE LIST OF UNITS
EXHIBIT I:	CERTIFICATION OF SHARIAH-COMPLIANCE

i

Form C

Company Disclosures

Purpose of This Form

A Company that wants to raise money using Regulation Crowdfunding must give certain information to prospective Investors, so Investors will have a basis for making an informed decision. The Securities and Exchange Commission, or SEC, has issued regulations at 17 CFR §227.201 listing the information companies must provide. This form – Form C – is the form used to provide that information.

Each heading below corresponds to a section of the SEC’s regulations. In some cases, we’ve provided instructions for the Company completing this form.

§227.201(a) – Basic Information About the Company

Name of Company	Mysk Orlando Growth Fund LLC
State of Organization	Delaware
Date Company Was Formed	February 27, 2024
Kind of Entity	Limited Liability Company
Street Address	8298 West Irlo Bronson Memorial Hwy Kissimmee, FL 34747
Website Address	www.myskgrowthfund.com

	Most Recent Fiscal Year	Previous Fiscal Year
Total Assets	N/A	N/A
Cash & Equivalents	N/A	N/A
Account Receivable	N/A	N/A
Short-Term Debt	N/A	N/A
Long-Term Debt	N/A	N/A
Revenues/Sales	N/A	N/A
Cost of Goods Sold	N/A	N/A
Taxes Paid	N/A	N/A
Net Income	N/A	N/A

Will the Company use a special purpose vehicle (SPV) in this offering?

YES

NO	X

§227.201(b) – Directors and Officers

Person #1

Name	Zafir Rashid
All positions with the Company and How Long for Each Position	Position: Manager of the Manager of the Company	How Long: Since inception
Business Experience During Last Three Years (Brief Description)

Mr. Rashid is the President and CEO of Everest Place Development overseeing the master planned community “Everest Place”. Mysk Hotel and Condominium Complex is a part of Everest Place. Mysk Orlando Growth Fund is buying the condominiums in the complex.

Zafir is overseeing horizontal construction of the Master Plan Development and vertical construction of multiple subprojects, including Mysk & Nickelodeon, within the development.

Principal Occupation During Last Three Years	President & CEO of Everest Place Development
Has this Person Been Employed by Anyone Else During the Last Three Years?	X Yes No
If Yes, List the Name of the Other Employer(s) and its (their) Principal Business	Name: Everest Development Group LLC	Business: Real Estate Development

Additional Information About Officers, Directors, Managers and Key Contractors

Zafir Rashid

Mr. Rashid has over 20 years of real estate and management experience as the CEO of Everest Group of Toronto, Canada. He has taken the development company from the business of land development to the development and construction of hotels, multifamily properties, student housing, retail, commercial, and industrial properties.

Currently, he is the President and CEO of Everest Place Development, overseeing the development of Everest Place, a 200+ acre, $1B, multi-year, multi-use development in Orlando, FL. Mr. Rashid studied Economics at the University of Alberta and completed Project Management and Business Management programs at NAIT.

§227.201(c) – Each Person Who Owns 20% or More of the Voting Power

Directly or indirectly, Mr. Rashid controls the Company and Mysk Orlando Growth Fund Manager LLC.

§227.201(d) – The Company’s Business and Business Plan

Summary

Depending on how much money we are able to raise in this Offering, the Company will purchase between 1 and 14 condominium units located in Orlando, Florida (each, a “Unit”), from EP Orlando Condo Development II, LP, an affiliate of the Manager (the “Seller”). Once purchased, after taking possession of the newly built Units and furnishing the Units, the Company plans to lease the Units for 2-5 years as vacation rentals, then sell them. Those plans could change based on market conditions.

The condominium development of which the Units are a part has not yet been built. The Seller and the Company expect construction to be complete within 18-24 months, in or near the second calendar quarter of 2026.

The Development

Everest Place Master Planned Community

Everest Place is a 200+ acre master-planned community and hospitality development located at the intersection of US Route 192 highway and State Road 429 highway in Orlando, Florida, featuring a diverse mix of residential and commercial real estate. The project includes a shopping village, office space and multi-family rental apartments, and supports a potential multi-brand platform of hotels, residences, and conference facilities. Everest Place is planned to be developed with 956 hotel rooms, 922 condos, 900 rental apartments, 130,000 square feet of commercial & retail space. Overall, the development of the project is expected to exceed $1 billion.

The site is approximately 5 miles southwest of the Walt Disney World Resort, approximately 20 miles southwest of the Universal Studios Resort Florida, and approximately 30 miles southwest of Orlando Central Business District.

The larger parent site will be developed with 16 separately finished, developable lots that will also be stubbed for utilities. Additionally, interior roads will also be constructed to provide access from surface streets and serve the lots within the larger development. Upon completion of developing the finished lots, each will be ready for vertical development. The lots are proposed for commercial/retail, multifamily and hospitality uses, as indicated on the master site plan.

Mysk Hotel & Condominium Resort

The Mysk Hotel and Condominium Resort is one of the developments within Everest Place, consisting of approximately 12+ acres located toward the southern portion of the site.

The Mysk Hotel and Condominium Resort will consist of the Mysk by Shaza Hotel and Mysk Condominium, a 200+ unit luxury condominium complex. The Units will be condominium units within the Mysk Condominium.

The Purchase Price

The Company will purchase the Units from the Seller for a price equal to 90% of the pre-construction prices being charged to the public. The current pre-construction prices of the Units are as follows:

	Studio	One-Bedroom	Two Bedroom
Pre-Construction Price	$350K-$416K	$477K-$543K	$753K-$819K
Price to Company (10% Discount)	$315K-$375K	$430K-$490K	$678K-$737K

The list of prices of all the Units is in EXHIBIT H. The pre-construction prices of the condominium units were established by the Seller based on third party appraisals done by Russell Cheezum Valuations. To date, the Seller has 17 reservations for the condominium units at pre-construction prices.

Rental Rates for Units

Based on an appraisal report prepared by HVS, we anticipate the following nightly rental rates for the Units upon completion:

Studio	$345
One Bedroom	$432
Two Bedroom	$576

Site Plan

The following shows the site plan of Everest Place and the location of the Mysk Hotel and Condominium Resort within Everest Place:

MASTER SITE PLAN

429
192
Lake Medina
Nature Preserve
1. Grocery Outlet
2. Retail & Commercial
3. Regency Health
4. Boutique Hotel
5. Global District
6. Condo Hotel
7. Nickelodeon Hotels & Resorts Orlando
8. Condo Hotel
9. Mysk by Shaza Hotel & Residences
10. Luxury Residences
EVEREST
PLACE

Mysk Hotel & Condos
Image taken April 17, 2024

The Condominium Units

The Company expects to purchase three types of Units: Studio Units, with approximately 500 square feet; One-Bedroom Units, with approximately 750 square feet; and Two-Bedroom Units, with approximately 1250 square feet. Renderings, size and details are subjected to change. The floor plans for each type of Unit are as follows:

Studio

One-Bedroom

1 BEDROOM APARTMENT

SCALE: 1:75

Keyplan

01
02
03
04
05
06
07
08
09
10

AREA

TOTAL: 66.54 M2

AREA LEGEND

1. APARTMENT ACCESS
2. KITCHEN
3. DINING ROOM
4. 1/2 BATHROOM
5. LIVING ROOM
6. TERRACE
7. MAIN BEDROOM
8. WALKING CLOSET
9. BATHROOM
10. WASHING AREA

Two-Bedroom

2 BEDROOM + LOCKOFF APARTMENT

SCALE: 1:75

Keyplan

AREA

TOTAL: 115.29 M2

AREA LEGEND

1. APARTMENT ACCESS
2. KITCHEN
3. DINING ROOM
4. 1/2 BATHROOM
5. WASHING ROOM
6. LIVING ROOM
7. MAIN BEDROOM
8. TERRACE
9. WALKING CLOSET
10. BATHROOM

LOCKOFF AREA LEGEND

1. APARTMENT ACCESS
2. KITCHENNETTE
3. BREAKFAST BAR
4. WASHING AREA
5. MAIN BEDROOM
6. CLOSET
7. BATHROOM
8. TERRACE

The Purchase Agreement and Florida Law

Having raised capital in this Offering, the Company will enter into a purchase agreement with the Seller, pursuant to Florida State law for Condominiums and other associated laws.

The Orlando Market

The overall Orlando economy is healthy, strong, and growing. The overall economy of Orlando, Florida, appears to be healthy, strong, and growing based on several key statistics from recent data:

●	Job Growth and Unemployment Rates: In January 2024, Florida’s private sector job growth increased by 0.4 percent, double the national rate for the same period. Additionally, Orlando’s unemployment rate was notably low at 2.9 percent in August 2022, demonstrating a substantial decrease from previous years (FLGOV) (Florida Jobs).

●	Tourism: Tourism is a significant component of Orlando’s economy, with the region welcoming approximately 74 million visitors in the past year, nearing pre-pandemic levels. This indicates a strong recovery and a robust sector that contributes significantly to the local economy (WUSF).

●	Sectoral Employment: Various sectors have shown positive trends. For instance, the leisure and hospitality sector, a major employer in the area, significantly increased its job numbers by 35,300 positions over the year in August 2022. This suggests not only recovery but also expansion within this key industry (Florida Jobs).

●	Labor Market Data: The labor force in Orlando-Kissimmee-Sanford, FL, as of March 2024, included about 1.48 million people, with an employment number around 1.43 million. The nonfarm employment showed a year-over-year percentage change, indicating steady growth across various sectors including construction, manufacturing, and trade, transportation, and utilities (Bureau of Labor Statistics).

These indicators collectively suggest that Orlando’s economy is on a positive trajectory, marked by job growth, a booming tourism sector, and low unemployment rates, all of which contribute to a vibrant and expanding economic landscape.

Within the Everest Place submarket, the primary driving force is Walt Disney World and the other theme parks in the South Orlando/Kissimmee area. Improvements included within the Disney Theme Parks include the Lake Buena Vista Golf Club, the Magnolia and Palm golf clubs, Walt Disney World Village, Discovery Island, Disney Springs, Epcot, Magic Kingdom, Animal Kingdom, Disney MGM Studios, Grand Cypress Resort, the Osprey Ridge and Eagle Pines golf courses, Disney’s International Sports Complex, the Town of Celebration, and the golf-resort community Reunion.

Approximately 1.2 miles from Everest Place is the Margaritaville Resort Orlando, a 300-acre resort, shopping center, water park, and master-planned residential community in Kissimmee, Florida, 4.7 miles from Disney’s Animal Kingdom. The complex opened on January 15, 2019, and is owned and operated by Margaritaville Holdings. Margaritaville Resort Orlando includes the following features:

●	The $90 million, 187-room Margaritaville Hotel is located at the entrance of the resort. The hotel features multiple suites, a fitness center, spa, kids club, 3-acre resort-style swimming area, trolley service around the resort, and complimentary shuttles to nearby Orlando theme parks.

●	Island H2O Live! is a 12-acre, $40 million water park located within the resort. The water park is the first of its kind, being focused around social media. Guests have the ability to sync their wristband to the park’s app to capture photos and videos throughout their day, control the streaming playlist for the park-wide music, and interact with games and other experiences to win food and other prizes. The water park features 14 attractions, 3 food and beverage locations, and one merchandise location.

●	Sunset Walk is a 200,000 square foot shopping center located near the entrance of the resort featuring 24 shops and restaurants.

●	1,000 residential units consisting of cottages, vacation homes, condos, and timeshare units are planned for the property ranging from one to eight bedrooms.

Cash Purchase

The Company will purchase the Units for cash, with no debt.

Property Management

The Units will be managed on a day-to-day basis by EICON FLORIDA RENTAL MGR, LLC (the “Property Manager”) in collaboration with the Mysk Hotel Management Company, Shaza. The Company will pay the Property Manager 10% of gross rental income as its management fee.

The Property Manager is responsible for complete management of the Mysk Condo property, including the rentals, maintenance and upkeep of the purchased Units.

About the Developer

The development of the Mysk Condominiums is carried out by the EP Orlando Condo Development II LP, an affiliate of the master developer Everest Place Development. The Manager, Mr. Zafir Rashid, is the President and CEO of EP Orlando Condo Development II LP.

EVEREST
PLACE
EVEREST PLACE DEVELOPMENT

2024

RED AWARD WINNER

Hotel & Resort Development of the Year

Luxe Interiors + Design's annual RED Awards recognizes and honors excellence, innovation and the best residential architecture, interior design, built environment and landscape architecture projects across the country.

Zafir Rashid

President & CEO

Everest Place Development

25 YEARS OF EXPERIENCE

Established in 2002, We are a vertically integrated, international real estate development and asset management group with operations in the United States and Canada.

SPECIALIZATIONS

- Land Development
- Construction Asset Management
- Property Management
- Project Management
- Mortgage Investment
- Construction Management

Per Forma Financial Projections

Exhibit G shows a per forma financial projections for the Company using a hypothetical portfolio of Units, as well as a detailed hypothetical illustration of how the money raised in the Offering will be spent.

CAUTION: These per forma projections are based on current conditions and our assumptions about things that will happen in the future. Some of these assumptions will likely prove to be inaccurate, for better or worse. Please see Exhibit A: Risks of Investing.

Appraisal

Everest Place Development obtained an appraisal for Nickelodeon Hotel and Condo, a sister property adjacent to Mysk Hotel and Cond. Mysk’s numbers are derived from that appraisal. The appraisals are available on request via email to support@myskgrowthfund.com

§227.201(e) – Number of Employees

The Company itself has no employees. We are relying on a seasoned and experienced team of construction leaders of the EP Orlando Condo Development II LP, led by Mr. Zafir Rashid, for the construction of the Mysk Hotel & Condo complex.

§227.201(f) – Risks of Investing

Required Statement:

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Additional Statement:

There are numerous risks to consider when making an investment such as this one and financial projections are just that - projections. Returns are not guaranteed. Conditions that may affect your investment include unforeseen construction costs, changes in market conditions, and potential disasters that are not covered by insurance. Review the attached Exhibit A: Risks of Investing for a more expansive list of potential risks associated with an investment in this Company.

§227.201(g) – Target Offering Amount and Offering Deadline

Required Statement:

The minimum amount the Company is trying to raise in this offering – our “target amount” – is $375,000. If we have not raised at least the target amount by June 15, 2025 – our “offering deadline” – then we will terminate the offering and return all the money to investors. Investments made by our principals and affiliates will count toward reaching the target amount.

If we do raise the target amount by the offering deadline then we will take the money raised and begin to use it. We will also continue trying to raise money up to our $5,000,000 maximum, setting a date for each closing.

If we reach our target amount before the offering deadline we might close the offering early, but only if we provide at least five days’ notice of the new offering deadline and the offering has been live for at least 21 days.

Caravan Funds Portal, LLC will notify investors when and if the target amount has been raised.

§227.201(h) – Commitments that Exceed the Target Offering Amount

Will the Company accept commitments that exceed the Target Offering Amount?	X	Yes
		No
What is the maximum you will accept in this Offering (it may not exceed $5,000,000)?	$5,000,000
If Yes, how will the Company deal with the oversubscriptions?	X	We will reduce the subscription of every Investor (including those whose commitments made up the Target Offering Amount) on a pro-rata basis, so that every Investor who subscribes will be able to participate.
		We will accept subscriptions on a first-come, first-served basis.
		Other (explain):

§227.201(i) – How the Company Intends to Use the Money Raised in the Offering

The following chart shows how we expect to use the proceeds of the Offering under three scenarios:

Use of Money	%	If we raise	If we raise	If we raise
Est Allocation of Funds	%	375000	2,500,000	5,000,000
Base Cost of Units	90.00%	337500	2250000	4500000
Portal Cost	4.00%	15000	100000	200000
Marketing Cost	1.50%	5625	37500	75000
Closing Cost	2.00%	7500	50000	100000
Furnishing Cost	2.50%	9375	62500	125000
Total acquisition cost	100%	375000	2500000	5000000

§227.201(j) – The Investment Process

To Invest

●	Review this Form C and the Campaign Page;

●	If you decide to invest, press the Invest Now button

●	Follow the instructions

The minimum amount you can invest in the offering is $5,000. Investments above the minimum may be made in increments of $1,000.

As part of the investment process, you will be asked to sign our Investment Agreement, which is attached as Exhibit B.

To Cancel Your Investment

You can cancel all or any portion of your investment commitment until 11:59 pm EST (48 hours before the offering deadline).

To cancel your investment, send an email to support@caravanfunds.com by that time and date. Include your name and the name of the Company.

If you do not cancel your investment commitment by that time and date, your money will be released to the Company upon closing of the Offering and you will receive securities in exchange for your investment.

For more information about the investment and cancellation process, see the Educational Materials on the Platform.

§227.201(k) – Material Changes

Required Statement

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled, and the committed funds will be returned.

NOTE TO INVESTORS: A “material change” means a change that an average, careful investor would want to know about before making an investment decision. A material change could be good or bad. If a material change occurs after you make an investment commitment but before the offering closes, then Caravan Funds Portal will notify you and ask whether you want to invest anyway. If you do not affirmatively choose to invest within five business days, then your commitment will be cancelled, your funds will be returned to you, and you will not receive any securities.

§227.201(l) – Price of the Securities

The Company is offering “securities” in the form of limited liability company interests, which we refer to as “Class A Shares.” The price is $1,000 for each Class A Share.

We arrived at the price as follows:

●	We calculated the amount we needed to buy the Units.

●	We estimated what we believe is a fair return to investors.

●	Based on those amounts, we established the manner for valuation and sharing profits in our LLC Agreement.

§227.201(m) – Terms of the Securities

Overview

The Company is offering “securities” in the form of limited liability company interests, which we refer to as “Class A Shares.” When you purchase Class A Shares, you will become an owner of the Company, which is a Delaware limited liability company. Your ownership will be governed by the limited liability company Agreement of the Company dated April 22, 2024 and any amendments to that agreement (whether adopted now or in the future), which are together referred to as the “LLC Agreement.” A copy of the LLC Agreement is attached as Exhibit C.

Your Right to Distributions

If the Company has money to distribute after paying its expenses, it will make distributions to its owners.

Under our LLC Agreement, distributions come in two forms: those attributable to net rental income; and those attributable to sale or refinancing transactions.

Distributions attributable to net rental income will be made only to the owners of the Class A Shares, i.e., to investors.

Distributions attributable to sale or refinancing transactions will be distributed to the owners of the Class A Shares until they have received a full return of their investment, with anything remaining distributed 70% to the owners of the Class A Shares and 30% to the Manager.

For any year that the Company realizes a taxable profit or gain, the Company will try to distribute at least enough money to you to pay any associated Federal and State income tax liabilities.

Obligation to Contribute Capital

Once you pay for your Class A Shares you will have no obligation to contribute more money to the Company, and you will not be personally obligated for any debts of the Company. However, under some circumstances you could be required by law to return some or all of a distribution you receive from the Company.

No Voting Rights

Although you will be an owner of the Company, you will generally not have the right to vote or otherwise participate in the management of the Company. Instead, the Manager will control all aspects of the Company’s business. For all practical purposes you will be a passive Investor.

Limits on Transfer

In general, your investment in the Company is freely transferrable. However, there are several practical and legal obstacles to selling your investment:

●	The Company has the right to impose conditions to ensure the transfer doesn’t violate any laws or impose any special conditions on the Company.

●	There will be no ready market for your investment, as there would be for publicly traded stock.

●	By law, for a period of one year, you won’t be allowed to transfer your investment except (i) to the Company, itself, (ii) to an “accredited” investor, (iii) to a family member or trust, or (iv) in a public offering of the Company shares.

Modification of Terms of Class A Shares

The terms of the Class A Shares may be modified by the Company and holders of a majority of the Class A Shares.

Preemptive Rights

You will not have preemptive rights, i.e., the right to buy securities issued by the Company in the future prior to other investors.

Who Controls the Company

Mr. Rashid owns all of the interests in the Manager, and the Manager has complete control over the Company. Therefore, Mr. Rashid effectively controls the Company.

How the Exercise of Rights by Controlling Persons Could Affect You

The Manager has full control over the Company and the actions of the Manager could affect you in a number of different way, including these:

●	The Manager could make bad decisions, harming the Company.

●	The Manager could make decisions that have the effect of reducing revenue.

●	The Manager could devote less time to the Company than it requires.

●	The Manager could hire friends or relatives and pay them more than they’re worth.

●	The Manager could decide to raise more money from other investors and could decide to give those investors a better deal.

●	The Manager could enter into leases, loans, and other contracts with the Company on terms that are not fair to the Company.

●	The Manager could decide to refinance the project. A refinancing could raise money to distribute, but it could also add risk to the investment.

●	The Manager decides whether and when to sell the Units, which affects when (if ever) you will get your money back. If the Manager sells the Units “too soon,” you could miss out on the opportunity for greater appreciation. If the Manager sell the Units “too late,” you could miss out on a favorable market.

How the Securities are Being Valued

The price of the Class A Shares was determined by the Manager based on the cost of the Units.

The Manager doesn’t expect there to be any reason to place a value of the Class A Shares in the future. If we had to place a value on the Class A Shares, it would be based on the amount of money the owners of the Class A Shares would receive if the Units were sold.

Dilution Rights

Under the LLC Agreement, the Manager has the right to create additional classes of securities, including classes of securities with rights that are superior to those of the Class A Shares. For example, the Manager could create a class of securities that has the right to vote and/or the right to receive distributions before the Class A Shares.

Risks Associated with Minority Ownership

Owning a minority interest in a Company comes with risks, including these:

●	The risk that the person running the Company will do a bad job.

●	The risk that the person running the Company will die, become ill, or just quit, leaving the Company in limbo.

●	The risk that your interests and the interests of the person running the Company aren’t really aligned.

●	The risks that the actions taken by the person running the Company – including those listed above under “How the Exercise of Rights by Controlling Persons Could Affect You” – won’t be to your liking or in your interest.

Other Classes of Securities

As of now, the Company has only two classes of securities: Class A Shares and Class B Shares. The Investors in this Offering will own all the Class A Shares, while all of the Class B Shares will be owned by the Manager.

Whereas the owners of the Class A Shares have no right to vote or otherwise participate in the management of the Company, the Manager, who will own all the Class B Shares, has total control over all aspects of the Company and its business.

§227.201(n) – The Funding Portal

The Company is offering its securities through Caravan Funds Portal, LLC which is a “Funding Portal” licensed by the Securities and Exchange Commission and FINRA. The SEC File number is 0001878056 and the Funding Portal Registration Depository (FPRD) number is 317178.

§227.201(o) – Compensation of the Funding Portal

The Company will compensate Caravan Funds Portal, LLC as follows:

An administrative fee of $2500; plus

A success fee equal to 4% of the amount raised, of which 3% is in cash and 1% is in the form of Class A shares at the same price ($1,000 per share) offered to Investors.

Caravan Funds Portal, LLC currently owns no interest in the Company, directly or indirectly.

§227.201(p) – Indebtedness of the Company

The Company has no material debts and does not expect to incur any.

§227.201(q) – Other Offerings of Securities within the Last Three Years

The Company was just formed and has never before offered or sold any securities.

§227.201(r) – Transactions Between the Company and “Insiders”

The Company has entered into, or will enter into, two transactions with related parties.

●	The Company will buy the Units from EP Orlando Condo Development II, LP.

●	The Company will be managed by Mysk Orlando Growth Fund Manager LLC and pay an annual management fee equal to 1% of the total capital contributions of investors.

§227.201(s) – The Company’s Financial Condition

Liquidity

The Company was organized under the Delaware Limited liability company Act on 02/27/2024. As of now, we have not yet begun operations other than those associated with general start-up and organizational matters. We have no revenues and very minimal liquid resources (cash).

We intend to use the proceeds of this Offering to buy the Units, as described in “The Company’ Business and Business Plan,” as soon as the Offering closes.

If we cannot raise money in this Offering, then the Company will probably dissolve.

Capital Resources

As of now, we have not purchased any assets or entered into any agreements to do so. We expect to buy the project as soon as we raise money from Investors in this Offering.

Other than the proceeds we hope to receive from the Offering, including amounts invested in the Offering by our principal and affiliates, there is no other source of capital for the Company.

Historical Results of Operations

The Company is in the development stage and has no history of operations.

Changes and Trends

We are not aware of any changes or trends in the financial condition or operations of the Company since the date of the financial information provided in this Form C.

§227.201(t) – The Company’s Financial Statements

Our financial statements are attached as Exhibit D: Financial Statements

§227.201(u) – Disqualification Events

Explanation for Investors

A Company is not allowed to raise money using Regulation Crowdfunding if certain designated people associated with the Company (including its directors or executive officers) committed certain prohibited acts (mainly concerned with violations of the securities laws) on or after May 16, 2016. (You can read more about those rules in the Educational Materials posted on SmallChange.com). This item requires a Company to disclose whether any of those designated people committed any of those prohibited acts before May 16, 2016.

A Company called North Capital ran background checks on the principals of the Company (i.e., those covered by this rule). You can see the North Captial’s reports attached as Exhibit E: Background Checks.

For the Company, the answer is No, none of the designated people committed any of the prohibited acts, ever.

§227.201(v) – Updates on the Progress of the Offering

You can track our progress in raising money for the offering on the Platform.

227.201(w) – Annual Reports for the Company

We will file a report with the Securities and Exchange Commission annually and post the report on our website at https://myskgrowthfund.com, no later than 120 days after the end of each fiscal year.

It’s possible that at some point, the Company won’t be required to file anymore annual reports. We will notify you if that happens.

§227.201(x) – Our Compliance with Reporting Obligations

Explanation for Investors

This item requires a Company to disclose whether it has ever failed to file the reports required by Regulation Crowdfunding.

The Company has never raised money using Regulation Crowdfunding before, and therefore has never been required to file any reports.

§227.201(y) – Other Important Information Prospective Investors Should Know About

Investment in this offering is Halal. This offering has received a Certificate of Shariah Compliance from Joe Bradford, a Scholar in Islamic Finance. The certificate is attached as EXHIBIT I.

Zafir Rashid, Manager of the Manager of the Company, has been advising Caravan Funds Inc. with no compensation.

§227.201(z) – “Testing the Waters” Material

Attached as Exhibit F is material the Company used to advertise the Offering before this Form C was filed and the Offering was “live” on the Platform.